Exhibit 99.2

SEABY & ASSOCIATES PATENT& TRADEMARK AGENTS	603 - 250 CITY CENTRE AVENUE OTTAWA, CANADA KIR6K7 TELEPHONE:(613) 232-5815 TELECOPIER:(613) 232-5831 E-MAIL:office@seaby.ca

July 16, 2009

Mr. Karim Menassa
MedicalInternationalTechnology(MIT) Inc.
1872 Beau lac Street
Ville Staine-Laurent,QC
H4R 2E7

Dear Karim:

Re:	JapanesePatent No. 4309285 Issued on ApplicationNo. 2003 - 567476 Medical InternationalTechnology(MIT) Inc. NEEDLELESS INJECTOR Our File: 2314 JP

Enclosed is JapanesePatent No. 4309285 which issued on the above identified application on May 15, 2009.

The effective term of the patent is twenty years from the filing date (i.e. January22, 2023). The next annuityfor this patent falls due on May 15, 2012.

We will send you remindersregarding the paymentof the annuity in good time before the due date.

Yours sincerely

SEABY & ASSOCIATES

/s/ Marilyn M. Goble

Marilyn M. Goble
Assistant to
George A. Seaby

mgoble@seaby.ca

# 特　許　証
(CERTIFICATE OF PATENT)

## 特許第４３０９２８５号
(PATENT NUMBER)

発明の名称(TITLE OF THE INVENTION)

針不要の注射器

特許権者(PATENTEE)

カナダ　ケベック　エイチ４アール　２イー９　モントリオール　ヴィル　サン
ローラン　ゲネッテ　２２８１
国籍　カナダ
メディカル　インターナショナル　テクノロジー　（エムアイティー）　イン
コーポレイテッド

発明者(INVENTOR)

メナサ　カリム

| | |
|---|---|
| 出願番号(APPLICATION NUMBER) | 特願２００３－５６７４７６ |
| 出願年月日(FILING DATE) | 平成１５年　１月２２日(January 22,2003) |

この発明は、特許するものと確定し、特許原簿に登録されたことを証する。
(THIS IS TO CERTIFY THAT THE PATENT IS REGISTERED ON THE REGISTER OF THE JAPAN PATENT OFFICE.)

平成２１年　５月１５日(May 15,2009)

特 許 庁 長 官(COMMISSIONER, JAPAN PATENT OFFICE)

鈴木隆史

特許証送付先
住　所
〒１００－０００５
東京都千代田区丸の内３丁目３番１号　新東京ビル　中村合同特許法律事務所

氏　名
熊倉　禎男
様

特許権設定登録通知書

| | |
|---|---|
| 特許番号 | 第４３０９２８５号 |
| 登録日 | 平成２１年　５月１５日 |
| 出願番号 | 特願２００３－５６７４７６ |
| 出願日 | 平成１５年　１月２２日 |
| 請求項の数 | １５ |
| 納付年分 | 第　３年分まで |
| 受領金額 | １５，９００円 |
| 受領日 | 平成２１年　５月　７日 |

特許料の納付について

・特許権を維持するには、存続期間の満了（特許出願の日から２０年）までの各年について所定の特許料の納付が必要です。

・第４年以降の各年分の特許料は、登録日（出願公告を経て特許になった場合は、公告日）の翌日を起算日として、納付済年分の満了日（以下「納付期限日」という）までに、次の年分の納付が必要です。

・納付期限日までに納付できなかったときは、その期間の経過後６ヶ月以内であれば特許料を追納することができます。

・追納する場合は、納付すべき特許料のほか、その特許料と同額の割増特許料が必要です。

・追納できる期間内に納付しないときは、その特許権は、納付期限日にさかのぼって消滅したものとみなされます。

・特許料納付書の様式及び特許料の額については、以下を参照してください。

特許庁ホームページ
http://www.jpo.go.jp/indexj.htm

特許料納付期限日

| 納付年分 | 納付期限日 |
|---|---|
| 第　４年分 | 平成２４年　５月１５日 |
| 第　５年分 | 平成２５年　５月１５日 |
| 第　６年分 | 平成２６年　５月１５日 |
| 第　７年分 | 平成２７年　５月１５日 |
| 第　８年分 | 平成２８年　５月１５日 |
| 第　９年分 | 平成２９年　５月１５日 |
| 第１０年分 | 平成３０年　５月１５日 |
| 第１１年分 | 平成３１年　５月１５日 |
| 第１２年分 | 平成３２年　５月１５日 |
| 第１３年分 | 平成３３年　５月１５日 |
| 第１４年分 | 平成３４年　５月１５日 |
| | |
| | |
| | |
| | |
| | |
| | |

（注）納付期限日が行政機関の休日にあたるときは、その日の翌日が期間の末日となります。

問い合わせ先　出願支援課登録室
電話　０３（３５８１）１１０１（代表）
特許担当　内線　２７０８